UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 26, 2023, Glucotrack, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that it no longer complied with Rule 5550(a)(2) of Nasdaq’s Listing Rules (the “Rules”) which requires listed securities to maintain a minimum bid price of $1.00 per share. The letter stated that the Company had 180 calendar days, or until November 22, 2023, to regain compliance.

On November 24, 2023, the Company received a second letter from Nasdaq notifying the Company that it had been granted an additional 180 calendar days, or until May 20, 2024 (the “Extended Compliance Period”), to regain compliance with the Minimum Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

On May 21, 2024, the Company received a third letter from Nasdaq (the “Letter”) notifying the Company that it had not regained compliance with the Minimum Bid Price Requirement during the Extended Compliance Period. The Letter also notified the Company that Company’s Form 10-Q for the period ended March 31, 2024, indicates that the Company no longer meets the $2,500,000 minimum stockholders’ equity requirement for continued listing set forth under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”). Pursuant to Listing Rule 5810(d)(2), the failure to comply with the Minimum Stockholders’ Equity Requirement has become an additional and separate basis for delisting.

Because the Company is currently under review for failure to meet the Minimum Bid Price Requirement, the Company is not eligible to submit a plan to regain compliance. Accordingly, unless the Company requests an appeal of this determination by May 28, 2024, trading of the Company’s common stock will be suspended at the opening of business on May 30, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”). The Company has timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request will result in a stay of any suspension or delisting action pending the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance prior to the expiration of any extension that may be granted by the Panel.

As previously disclosed, on May 17, 2024, in order to regain compliance with the Minimum Bid Price Requirement, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware which effected, as of 4:30 p.m. Eastern Time, on May 17, 2024, a one-for-five (1:5) reverse stock split of the Company’s issued and outstanding shares of common stock. In order to regain compliance with the Minimum Stockholders’ Equity Requirement, at the hearing, the Company intends to request an extension of 180 days from the date of the Letter, to raise additional capital to meet the listing requirement. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement, and maintain compliance with other Nasdaq listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement, the outcome of the Nasdaq hearing and appeal process, and the anticipated actions by the Nasdaq staff and the Company’s responses and their anticipated outcome, and the ability for the common stock to remain listed on Nasdaq. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the SEC. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer